CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Grant Hartford Corporation
619 s. W. Higgings Street
Suite O
Missoula, MT 75088

As successor by merger to the registered public accounting firm of Rotenberg & Co., LLP, we consent to the use of our report dated April 29, 2009 (September 30, 2009 as to the effects of the restatements in Note 13), in the Registration Statement on Form S-1, Amendment 6, with respect to the balance sheets of Grant Hartford Corporation as of December 31, 2008 and 2007, and the related statements of operations, stockholders' equity (deficit), and cash flows for the year ended December 31, 2008, for the period from the date of inception (March 15, 2007) through December 31, 2007 and for the period from the date of inception (March 15, 2007) through December 31, 2008. The report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/EFP Rotenberg, LLP

EFP Rotenberg, LLP
Rochester, New York
December 10, 2009